SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  September 11, 1996


                         Freeport-McMoRan Copper & Gold Inc.


         Delaware                      1-9916              74-2480931
 (State or other jurisdiction       (Commission         (I.R.S. Employer
 of incorporation or organization)  File Number)        Identification Number)


                                 1615 Poydras Street
                            New Orleans, Louisiana  70112

     Registrant's telephone number, including area code:  (504) 582-4000





               Item 5.  Other events.

               On September 11, 1996, Freeport-McMoRan Copper & Gold Inc. ("FCX") notified the Overseas Private Investment Corporation ("OPIC"), the Multilateral Investment Guarantee Agency, and certain other insurers that it has elected to terminate all of its political risk insurance. The terminations of individual policies will be effective at various times through the end of 1996. The policies were acquired in 1990 and 1991 in connection with the early expansion of the Grasberg mine in Indonesia, and were designed primarily to cover certain breach of contract risks. FCX's termination of the insurance was a business decision made after a review of the relative costs and benefits of the insurance to FCX and its stockholders. Based on that review, FCX concluded that the potential benefits of such insurance, which provided a relatively small amount of coverage in relation to the value of FCX's Indonesian assets, no longer justify the cost in view of the maturity of FCX's mining project in Indonesia, the Indonesian Government's support of the project, and the Government's record of economic stability and growth over the last thirty years. Maintenance of this insurance has not been required by FCX's lenders.






                                      SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     Freeport-McMoRan Copper &  Gold Inc.



                                     By:     /s/ Richard C. Adkerson
                                             ---------------------------
                                             Richard C. Adkerson
                                             Executive Vice President
                                             and Chief Financial Officer

          Date:  September 23, 1996